Exhibit 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




   Interface, Inc.
   Atlanta, Georgia

         We hereby consent to the incorporation by reference of our reports dated February 22, 2000, relating to the consolidated financial statements appearing in the Company's Annual Report to Shareholders and schedule of Interface, Inc. which are, respectively, incorporated by reference to and included in the Company's Form 10-K for the year ended January 2, 2000, into the Company's previously filed registration statements on Form S-8, Registration No. 33-28305, Form S-8, Registration No. 33-28307, Form S-8, Registration No.
33-69808,  Form S-8,  Registration  No.  333-10377,  Form S-8,  Registration No.
333-10379, Form S-8, Registration No. 333-38675, Form S-8, Registration No. 333-38677, Form S-8, Registration No. 333-93679, relating to the Company's Key Employee Stock Option Plan, Offshore Stock Option Plan, Key Employee Stock Option Plan (1993), Savings and Investment Plan, Omnibus Stock Incentive Plan and Nonqualified Savings Plan, and Form S-3, Registration No. 333-46611, as amended by Form S-3/A, including the prospectuses therein.

         We also consent to the reference to us under the caption "Experts" in the Prospectuses.


                               /s/ BDO SEIDMAN, LLP

                              BDO SEIDMAN, LLP


Atlanta, Georgia
March 30, 2000